UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2018

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200

Coeur d'Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 16, 2018 we entered into a Fifth Amended and Restated Credit Agreement (“Credit Agreement”) with the various financial institutions and other persons from time to time parties as lender (the “Lenders”) and The Bank of Nova Scotia, as administrative agent for the Lenders and as letter of credit issuer, to replace our prior credit agreement. The Credit Agreement is a $200 million senior secured revolving facility, to be increased to $250 million upon our meeting of certain conditions after the date hereof, including, without limitation, following the closing of our pending acquisition of Klondex Mines Ltd. (the “Klondex Acquisition”), adding certain subsidiaries of Klondex Mines Ltd. as borrowers under the Credit Agreement and pledging the assets of those subsidiaries as additional collateral under the Credit Agreement. The revolving loans under the Credit Agreement will have a maturity date of June 14, 2022, provided, however that if we do not refinance our outstanding Senior Notes due May 1, 2021 by November 1, 2020, the revolving loans under the Credit Agreement will mature, and all commitments to lend will terminate, on November 1, 2020. Proceeds of the revolving loans under the Credit Agreement may be used for general corporate purposes.  The interest rate on outstanding loans under the Credit Agreement is between 2.25% and 3.25% above the LIBOR or between 1.25% and 2.25% above an alternative base rate depending on our total leverage ratio. We are required to pay a standby fee of 0.50% per annum on undrawn amounts under the Credit Agreement. We are also required to pay a participation fee for letters of credit issued under the Credit Agreement in an amount between 2.25% and 3.25% based on our total leverage ratio, as well as a fronting fee to each issuing bank at the rate of 0.20% per annum on the average daily dollar amount of our letter of credit exposure. The Credit Agreement amends and restates the Company’s fourth amended and restated credit agreement dated May 20, 2016, as amended (the “Fourth Amended and Restated Credit Agreement”) by modifying certain terms to (1) increase the amount of funds available for us to borrow, (2) extend, subject to the refinancing of our Senior Notes due 2021, the term from 2020 to 2022, (3) restrict our ability to incur additional debt, make dividends, and make investments in parties that are not borrowers or guarantors under our Credit Agreement, and (4) make other immaterial or clarifying modifications and amendments to the terms of the Fourth Amended and Restated Credit Agreement. We have made a request for borrowings under the Credit Agreement in the aggregate principal amount of $47 million as a Eurocurrency Rate Loan for the purpose of financing a portion of the cost of the Klondex Acquisition.

We and certain of our subsidiaries are the borrowers under the Credit Agreement, while certain of our other subsidiaries are guarantors of the borrowers’ obligations under the Credit Agreement. As further security, the credit facility is collateralized by the equity interests of our subsidiaries that own the Greens Creek mine or are part of the Greens Creek Joint Venture and our subsidiary Hecla Admiralty Company (the “Greens Creek Group”), and by our joint venture interests in the Greens Creek Joint Venture, all of our rights and interests in the joint venture agreement, and all of our rights and interests in the assets of the joint venture and the Greens Creek Group. In addition, after the closing of the Klondex Acquisition, the credit facility will be further collateralized by the equity interests of the Klondex entities we are acquiring and all of the assets of those entities, subject to exceptions to be agreed upon with the Lenders after the closing of the Klondex Acquisition

The Credit Agreement contains representations and warranties we made. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the Credit Agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Credit Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. The Credit Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information about us can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The disclosure schedules contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

      A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 and in Exhibit 10.1 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

Fifth Amended and Restated Credit Agreement dated as of July 16, 2018, by and among Hecla Mining Company, Hecla Limited, Hecla Alaska LLC, Hecla Greens Creek Mining Company, and Hecla Juneau Mining Company, as the Borrowers, The Bank of Nova Scotia, as the Administrative Agent for the Lenders, and various Lenders.  *

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      July 17, 2018

Hecla Mining Company

By:	/s/ David C. Sienko
David C. Sienko
Vice President & General Counsel